UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Monro, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022 Annual Meeting of

Shareholders and Proxy Statement

August 16, 2022

Rochester, NY 14615

Dear Fellow Shareholders,

As I reflect upon my first year as Monro’s CEO, I’d like to thank all of Monro’s Teammates and customers for their contributions to our Company’s growth and prosperity, and our shareholders for their continued support. Over the last year, I have enjoyed traveling to our stores and getting an even better understanding of our business with the support of all our Teammates. Without question, this is an exciting time to be part of Monro. The outstanding efforts of all of our Teammates and their unwavering dedication to our customers were key to advancing our business goals in fiscal 2022. The heart of our mission is to be a best-in-class, service first organization that prioritizes our customers and the communities we serve. Our go-forward plans will be deeply rooted in an operational focus on staffing and scheduling our stores to meet our customers’ needs and training our people for productivity and success. Through our scalable platform, executing disciplined acquisitions will continue to be a major part of our strategy. Importantly, we remain committed to generating strong cash flow as the fuel for future growth as well as returning capital to our shareholders.

Delivering Sales Growth and Earnings Expansion Through Our Critical Initiatives

We delivered double-digit comparable store sales growth in all of our regions and categories and expanded earnings through our critical staffing, scheduling, and training initiatives in fiscal 2022. We recruited, trained and deployed 650 new technicians to our stores to meet robust customer demand for our products and services.

Responsibility Driving Monro.Forward

Over the past year, we made good progress on an array of ESG initiatives and recently published our second annual Corporate Responsibility Report on the https://corporate.monro.com/corporateresponsibility section of our corporate website. Among our accomplishments, we continued to invest in Teammate training and development, advanced our diversity and inclusion efforts, created a long-term community engagement strategy, and enhanced our data privacy and security practices to help keep our Teammates’ and customers’ information safe. As our business grows, so does our commitment to further integrating ESG factors into our strategy and operations. I’m pleased to report that working collaboratively with our Board of Directors, we established two specific ESG-related goals relating to employee safety and energy efficiency. These goals are a tangible example of how ESG factors are embedded in the everyday decisions we are making.

Enhancing the Strength of Our Solid Financial Position

During fiscal 2022, we remained focused on strengthening our solid financial position and liquidity. The tremendous efforts of our team to drive variable margin improvement and our disciplined cost control led to operating cash flow generation of $174 million. We are firmly committed to driving strong cash flow that will provide us with ample flexibility to continue implementing our strategic growth initiatives, returning capital to shareholders and pursuing attractive acquisition opportunities to deliver long-term value.

Benefitting from Our Non-Core Wholesale Tire and Distribution Assets Divestiture

The divestiture of our non-core wholesale and tire distribution assets to American Tire Distributors (ATD) for an estimated $105 million and our entry into a supply relationship for tire distribution directly to our stores is expected to give us better availability of tires, quicker delivery and better pricing. Our core strength as a business is to provide retail customers with superior automotive products and services. Beyond the financial benefits, this transaction will allow us to focus all of our energies and resources on our Retail operations. In addition, it is also expected to expand our category management initiatives and improve our working capital.

Sharing Our Results Through Capital Return to Our Shareholders

Utilizing the proceeds from the transaction with ATD, along with the excess cash that our Retail operations are expected to generate will allow us to continue expanding our long-standing policy of sharing our results with our shareholders. Our Board of Directors has approved an increase in our cash dividend for the first quarter of fiscal 2023.

We have increased our cash dividend 17 times during the 17 years since a cash dividend was first issued. In addition, our Board has authorized a share repurchase program for the repurchase of up to $150 million of Monro’s common stock.

Driving Long-term Shareholder Value

In closing, fiscal 2022 was a fantastic year for Monro. The Company continued to accelerate its strategic growth initiatives, strengthened its financial position, and returned $35 million to shareholders. I am confident in our path forward and believe our strong focus on operational execution will drive long-term value for our shareholders.

Looking Ahead

Monro has made significant progress on our journey to transform this great organization during fiscal 2022, and I believe these accomplishments will be instrumental to our success in unleashing Monro’s full potential in the coming year and beyond. As we head into fiscal 2023, we remain encouraged by favorable industry tailwinds and robust consumer demand for our products and services. We have a strong foundation to build upon and an exceptional team in place ensuring that we capitalize on the opportunities ahead. The continued dedication of our valued Teammates and our strong commitment to providing a five-star customer experience will remain critical to our success.

On behalf of the Board of Directors and the Senior Leadership Team, I would like to thank you for your continued support of Monro. I look forward to speaking with you at our Annual Meeting on August 16, 2022.

Sincerely,

Michael T. Broderick

President and Chief Executive Officer

July 7, 2022

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments, and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by, or including words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “mission,” “plan,” “potential,” “strategy,” “will,” “would,” and variations thereof and similar expressions. Forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed. For example, our forward-looking statements include, without limitation, statements regarding our ability to generate cash flow; our growth and acquisition strategies; and whether we are able to achieve the expected benefits of the divestiture to ATD and supply agreement with ATD.

Any of these factors, as well as such other factors as discussed in our Annual Report on Form 10-K (“Form 10-K”), as well as in our periodic filings with the Securities and Exchange Commission (the “SEC”), could cause our actual results to differ materially from our anticipated results. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of this proxy statement to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 16, 2022

Time:	10:00 a.m. (Eastern Daylight Time)

Location:	Virtual meeting to be held via the Internet at www.virtualshareholdermeeting.com/MNRO2022

Record Date:	Monday, June 27, 2022

Items of Business

1.	Elect five directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2024 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;

3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 25, 2023; and

4.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” both of Proposals No. 2 and No. 3.

How to Vote

Using the control number that appears on the Notice of Internet Availability (the “Notice”), you may vote your shares:

By Telephone: You may vote by calling 1-800-690-6903	By Internet: Prior to the Annual Meeting, you may vote at Proxyvote.com	By Mail: Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	During the Meeting: Go to www.virtualshareholdermeeting.com/ MNRO2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held on August 16, 2022: We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information

2022 Annual Meeting Date and Time	Tuesday, August 16, 2022 10:00 a.m. (Eastern Daylight Time)

Record Date	Monday, June 27, 2022

Voting	Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors’ Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board of Directors Recommendation

1. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	No	FOR EACH NOMINEE

2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	FOR

3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	Yes	FOR

Governance Highlights

We are committed to applying sound corporate governance principles. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes

Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes

Board Independence	89%	Code of Ethics	Yes

Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes

Number of Financial Experts	One	Regular Executive Sessions of the Independent Board Members	Yes

Board Diversity	33% Diverse	Anonymous Reporting	Yes

Comprehensive Annual Board and Committee Evaluations	Yes	Executive Compensation Clawback Policy	Yes

Director Overboarding	No	Strategy and Risk Oversight by Board and Committees	Yes

Four New (Three Independent) Directors since 2017	Yes	Corporate Responsibility (ESG) Reporting	Yes

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Our commitment to sound corporate governance practices has been illustrated through a number of actions taken in this past year, including:

•	Compensation Committee retained Exequity, LLP as its independent compensation advisor;

•	Issued second annual Corporate Responsibility Report for Fiscal 2022;

•	Strengthened Board oversight of Environmental, Social and Governance (ESG) matters, through standing ESG reports by management at every regularly-scheduled Board meeting; and

•	Enhanced Board’s self-reporting system to implement new Nasdaq rules requiring disclosure of Board diversity metrics.

Director Nominees

You are being asked to vote to elect the following five director nominees to Class 1 of our Board of Directors. Detailed information about each of these nominees begins on page 6 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation

John L. Auerbach	44	2017	Yes	Chief Executive Officer of Uovo Art, LLC

Michael T. Broderick	53	2021	No	President and Chief Executive Officer of Monro, Inc.

Donald Glickman	89	1984	Yes	Member of J.F. Lehman & Company

Lindsay N. Hyde	40	2017	Yes	Entrepreneur in Residence, Moderne Ventures, Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School

Leah C. Johnson	58	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts

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Board of Directors Overview

Our Board of Directors is currently composed of nine directors, eight of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do

Pay for Performance – majority of compensation “at risk”	Permit Short Sales by Directors, Officers or Employees

Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock

Stock Ownership Guidelines	Offer Change in Control Tax Gross-Ups

Utilize Independent Compensation Advisor	Permit Repricing of Underwater Options without Shareholder Approval

Clawback Policy	Offer Unreasonable Perquisites

Annual shareholder “say on pay” vote	No single trigger cash severance based solely upon a change-in-control of the Company

Executive benchmarking

Modest perquisites

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2022 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote and how to request a printed copy of the proxy materials and the Proxy Card are first being mailed to our shareholders on or about July 7, 2022. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the proxy to be voted at the Annual Meeting to be held on Tuesday, August 16, 2022, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 27, 2022 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting solely by means of electronic communication via a virtual meeting at www.virtualshareholdermeeting.com/MNRO2022, commencing at 10:00 A.M. (Eastern Daylight Time) on August 16, 2022. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•  All shareholders can attend the Annual Meeting over the Internet at the website provided above;

•  Only shareholders as of the record date of June 27, 2022 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice);

•  Instructions on how to attend the Annual Meeting are posted at the website provided above; and

•  A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at the website provided above.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 27, 2022 will consider and vote upon the following proposals:

1.  To elect five directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2024 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 25, 2023; and

4.  To consider any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” proposal Nos. 1 – 3.

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Participating in the Annual Meeting

Shareholders may ask a question pertaining to the business of the meeting using the web portal during the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to one question. If we are unable to answer every question during the Annual Meeting, we will do our best to provide a response to any unanswered questions directly to the shareholder who posed the question.

If a shareholder or guest experiences technical or logistical issues with accessing the virtual web portal, they will be provided a technical support telephone number on the login page of our Virtual Shareholder Meeting site.

Voting Rights of Holders of Common Stock

Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. On the record date, there were 33,046,370 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”).

Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the Class C Preferred Stock holders have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 19,664 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  Calling 1-800-690-6903;

•  Visiting proxyvote.com before the meeting and inputting the control number shown on your Notice and proxy card;

•  completing and returning your proxy card by mail; or

•  attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MNRO2022 and using the electronic voting options.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible. If you plan to vote before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 15, 2022.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instructions provided by your broker, bank or other nominee for information on how to direct the voting of your shares.

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Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as electing directors and approving, on an advisory basis, the compensation of our named executive officers.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock are present in person or by proxy and are entitled to vote at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast on the proposal.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered public accounting firm for the year ending March 25, 2023.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal. Abstentions are not deemed to be votes cast and will therefore not affect this proposal.

There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  submitting a new vote by telephone or via the Internet prior to the Annual Meeting;

•  providing written notice of the revocation to the Secretary of the Company at the address below; or

•  attending the virtual Annual Meeting and voting electronically during the meeting.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instructions or contact your bank, broker or other nominee.

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Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 25, 2023; and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are following the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders via the Internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to our shareholders of record on or about July 7, 2022. The Notice provides instructions on how to: (1) view our proxy materials for the Annual Meeting via the Internet; (2) vote your shares; and (3) request a printed copy of the proxy materials, free of charge.

Our proxy materials, including the Notice, this proxy statement, your proxy card, and our 2022 Annual Report are available, free of charge, at www.proxyvote.com. You can also request paper or e-mailed copies by calling 1-800-579-1639 or emailing sendmaterials@proxyvote.com with your control number in the subject line of the email.

Copies of this proxy statement and our 2022 Annual Report are also available in the Investor Information section of our website at https://corporate.monro.com/investors/financial-information. Information available on our website is not a part of, and is not incorporated into, this proxy statement. You may also request these materials by calling 1-800-876-6676 or emailing krudd@monro.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the printed materials.

Multiple Copies of Proxy Materials

You may receive more than one Notice and multiple proxy cards or voting instructions. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice or proxy card. To ensure that all of your shares are voted, please vote using each Notice, proxy card, or set of voting instructions that you receive.

For more information, see the section entitled, “Notice Regarding delivery of Shareholder Documents” below.

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Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway

Rochester, NY 14615

(585) 647-6400

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BOARD RESPONSE TO SHAREHOLDER PROPOSAL REGARDING RECAPITALIZATION PLAN

At the 2021 annual meeting of shareholders, the shareholders voted on a proposal submitted by Ides Capital Management LP. That proposal requested that the Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share in each voting situation and eliminate any veto power held by one class of stock over the voting power of another class of stock. Shareholders submitted 26,301,725 votes in favor of that proposal, or approximately 88% of the shares voted on that proposal at the meeting. However, the holders of our Class C Preferred Stock did not vote in favor of the proposal, such that it could not be effected or validated.

Based on the overwhelming support of our common shareholders for the proposal, independent members of the Board of Directors and our management team engaged with shareholders who collectively owned in excess of 50% of our outstanding shares of common stock to discuss the vote and solicit their views on the 2021 shareholder proposal to eliminate the Class C Preferred Stock control rights.

The Company’s dual class capital structure consisting of common shares and the Class C Preferred Stock has been in place since 1984. Since its initial public offering in 1991, the Company has consistently provided full disclosure regarding the control rights of the Class C Preferred Stock to new and existing shareholders to inform their investment decisions regarding the Company’s common stock. The Board has carefully considered the results of the shareholder proposal, and continues to analyze both the costs and benefits of recapitalizing the Company’s dual class stock. The Company does not have the right or power to unilaterally “recapitalize” its equity capital structure to eliminate the Class C Preferred Stock whether by conversion, buyback, redemption or amendment of the Company’s Restated Certificate of Incorporation, but rather can only do so with the approval of the holders of the Class C Preferred Stock. Consequently, in weighing the costs and benefits of any such recapitalization, the Board has considered a number of factors, including the likely significant consideration required to be paid to obtain the requisite consent of the holders of the Class C Preferred Stock as well as the other risks that such a recapitalization and the attendant changes in governance could pose to the Company. Our Board of Directors will continue to monitor and consider shareholder concerns regarding our equity capital structure. At this time, the Board believes that it is in the best interests of all of its shareholders that the Company focus its financial and other resources in pursuit of its plans to maximize long-term shareholder value for all shareholders without the financial, legal and other risks that would result from a recapitalization.

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PROPOSAL NO. 1 — ELECTION OF CLASS 1 DIRECTORS

Our Board of Directors consists of nine directors, divided into two classes: five directors in Class 1 and four directors in Class 2. The Class 1 directors will serve until the Annual Meeting and the Class 2 directors will serve until the 2023 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. Five directors are nominated for election at the Annual Meeting. The Nominating and Corporate Responsibility Committee has assessed and recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES TO CLASS 1:

Name	Age	Director Since	Independent	Occupation

John L. Auerbach	44	2017	Yes	Chief Executive Officer of Uovo Art, LLC

Michael T. Broderick	53	2021	No	President and Chief Executive Officer of Monro, Inc.

Donald Glickman	89	1984	Yes	Member of J.F. Lehman & Company

Lindsay N. Hyde	40	2017	Yes	Entrepreneur in Residence, Moderne Ventures Senior Lecturer, Harvard Business School

Leah C. Johnson	58	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts

Class 1 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 1 director nominees:

John L. Auerbach Age: 44 Director since: 2017 Committees: Compensation

Principal Occupation:

Chief Executive Officer of Uovo Art, LLC

Business Experience:

•  Founder of LiveArt Holdings, Inc., a collector to collector digital marketplace for fine art and objects

•  Founder of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand sold to Walmart

•  Former executive vice president of Art & Objects and Digital Businesses at Sotheby’s, Inc.

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

Current and Former Directorships:

•  Co-chairman, LiveArt Holdings, Inc.

•  Former chairman, Eloquii Design, Inc.

Skills and Expertise: • Knowledge and extensive operational experience in retail, eCommerce deployment and strategy, brand building, digital marketing and artificial intelligence

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Michael T. Broderick Age: 54 Director since: 2021 Committees: Executive

Principal Occupation:

President and Chief Executive Officer of Monro, Inc. (Nasdaq: MNRO)

Business Experience:

•  Former executive vice president of merchandising and store operations support at Advance Auto Parts (NYSE: AAP)

•  Former senior vice president of the automotive division of Canadian Tire Corporation (CTC-A.TO)

•  Former chief executive officer of Federal Mogul Corporation (Nasdaq: FDML)

Skills and Expertise:

•  Knowledge in store operations, category management, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills as a senior officer of several different companies

•  Experience in corporate governance best practices of other major corporations

Donald Glickman Age: 89 Director since: 1984 Committees: Finance (Chair) Executive

Principal Occupation:

Member of J.F. Lehman & Company

Business Experience:

•  Member of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries

•  Private investor

•  Former trustee of Babson Corporate Investors and Babson Participation Investors

Current and Former Directorships:

•  Former lead director of MSC Software Corporation

Skills and Expertise:

•  Knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions, risk management and strategy development and execution

•  Leadership skills as a senior officer in various investment banking firms

•  Experience in corporate governance best practices of other major corporations

Lindsay N. Hyde Age: 40 Director since: 2017 Committees: Audit Nominating and Corporate Responsibility

Principal Occupation:

Entrepreneur in residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services, as well as a Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School.

Business Experience:

•  Founder and former chief executive officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

Current and Former Directorships:

•  Former elected director of the Harvard Alumni Association

•  Former director of Coca-Cola Scholars Alumni Foundation

Skills and Expertise:

•  Experience in service delivery, marketing, strategic development and execution

•  Knowledge in risk management and human resources

•  Entrepreneurial leadership and approach

•  Community engagement and culture

8

Leah C. Johnson Age: 58 Director since: 2020 Committees: None

Principal Occupation:

Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution

Business Experience:

•  Founder and former chief executive officer of LCJ Solutions, LLC, a strategic communications consulting firm

•  Former senior vice president, Global Corporate Affairs at Citigroup, Inc.

•  Former vice president of corporate communications at S&P Global Ratings (previously, Standard & Poor’s)

Current and Former Directorships:

•  Former director of Pluralsight, Inc.

•  Current trustee of The Trust for Cultural Resources of the City of New York

•  Current trustee of the Museum of the City of New York

•  Current vice chair of the Board of Trustees at New York Public Radio

Skills and Expertise:

•  Knowledge and operational experience in corporate strategy and communications, public affairs, marketing, change management, and diversity and inclusion

•  Entrepreneurial leadership and approach

•  Community engagement and culture

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

Class 2 Director Information

Set forth below is a summary of the biographical information for each of the continuing Class 2 directors:

Frederick M. Danziger Age: 82 Director since: 1984 Committees: Compensation (Chair) Audit Nominating and Corporate Responsibility

Principal Occupation:

Retired. Director of Indus Realty Trust, Inc. (Nasdaq: GRIF), a publicly traded real estate firm and Bloomingdale Properties, Inc.

Business Experience:

•  Former chief executive officer of Griffin Industrial Realty, Inc.

•  Formerly held Of Counsel position with Latham & Watkins LLP

Current Directorships:

•  Current director of Bloomingdale Properties, Inc.

•  Current director of Indus Realty Trust, Inc.

Skills and Expertise:

•  Knowledge of legal and regulatory matters, risk management, strategic development and execution, accounting and finance

•  Leadership skills

•  Experience in corporate governance best practices of other major corporations

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Stephen C. McCluski Age: 70 Director since: 2013 Committees: Audit (Chair) Compensation Finance Nominating and Corporate Responsibility

Principal Occupation:

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)

Business Experience:

•  Former senior vice president and chief financial officer of Bausch & Lomb Incorporated

•  Former vice president and controller of Bausch & Lomb Incorporated

Current and Former Directorships:

•  Current chairman of the Board of Directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN)

•  Former director of Standard Microsytems Corporation

Skills and Expertise: • Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 78 Director since: 2010 Committees: Nominating and Corporate Responsibility (Chair) Compensation Executive

Principal Occupation:

Chairman of the Board of Directors

Business Experience:

•  Interim chief executive officer of Monro, Inc. from August 2020 to April 2021

•  Former director of Ryland Group, Inc.

•  Former lead independent director of Board of Monro, Inc.

•  Former chairman of the Board of Directors and chief executive officer of Building Materials Holding Corporation (“BMHC”), provider of the distribution, manufacturing and sale of building materials and component products

Current and Former Directorships:

•  Current Non-Executive Chairman of the Board of Directors of Coeur Mining, Inc. (NYSE: CDE)

•  Former Director of CalAtlantic Group, Inc.

•  Former Chairman of the Board of Directors of BMHC Stock Holdings, Inc.

Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•  Experience in corporate governance best practices of other major corporations

Peter J. Solomon Age: 83 Director since: 1984 Committees: Finance Executive

Principal Occupation:

Chairman of PJ Solomon, L.P., an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, a top 10 European and a top 20 global bank

Business Experience:

•  Chairman of PJ Solomon, L.P., an investment banking firm

Current and Former Directorships:

•  Former member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Corporate Responsibility

Monro’s Corporate Responsibility (CR) efforts are an important lens through which we identify Environmental, Social and Governance (ESG) risks and opportunities that could meaningfully impact our business over the long term.

As part of our commitment to transparency and accountability, formalizing our CR strategy and objectives is a top priority for senior management and the Board. In furtherance of these objectives, we have published our second Corporate Responsibility Report located at https://corporate.monro.com/corporateresponsibility. Information available in the report and on our website is not a part of, and is not incorporated into, this proxy statement. The report highlights key areas of focus and progress during Fiscal 2022 within our priority ESG topic areas: Teammates, customers, communities and the environment.

Included in the report is a mapping to certain metrics of the Sustainability Accounting Standards Board’s (SASB) Multiline & Specialty Retailers and Auto Parts industries. We will continue to enhance our disclosures in order to better inform stakeholders on Monro’s ESG-related risks, opportunities, management strategies and performance throughout Fiscal 2022 and beyond.

Fiscal 2022 Highlights

ESG Oversight. The Company’s Executive Vice President — Chief Legal Officer leads management’s efforts to increase our focus and transparency in this area, with input from, and collaboration with, other members of the Senior Leadership Team. The Board’s Nominating and Corporate Responsibility Committee has primary oversight responsibility for ESG-related matters, including risks related to climate change, human capital management, diversity, stakeholder relations, and health, safety and the environment.

Teammate Development and Safety. We continued to enhance Teammate engagement and prioritize safety by conducting more robust and structured training. Through the Company’s Monro University online learning management system, in Fiscal 2022, employees logged approximately 52,000 hours of professional development and technical training. Our safety efforts have reduced workers’ compensation claims by an average of 32 percent. We’ve also set a 5-year safety goal of a 30% reduction in workers’ compensation frequency claim rate, using a base year of fiscal 2023.

Diversity, Equity and Inclusion. We continued to foster diversity, equity and inclusion at all levels of the company through our training and recruiting initiatives. Our objective is to have a workforce and leadership team that closely resembles our growing group of loyal customers we are working hard to attract and retain.

Communities. This year our internal Community Impact Committee derived a long-term roadmap, with a new strategy of bringing forth a vision that focuses on 3 pillars of community engagement: economic and food security, education of youth and family services, and veterans’ services. These three pillars, we feel, get to the heart of issues faced by our communities.

Environment. Being good stewards of the environment is important to Monro. The Company has implemented energy saving initiatives such as LED lighting and energy efficient signage as part of our store refresh plan and have set a 5-year goal of having 100% LED lighting in our company-owned stores. In Fiscal 2022, we recycled 2.6 million gallons of oil, 3.4 million tires, 78,000 vehicle batteries and 316 tons of cardboard.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at https://corporate.monro.com/investors/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

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Board Matters

Board Meetings

The Board of Directors held four meetings during the year ended March 26, 2022 (“Fiscal 2022”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our independent directors meet regularly in executive sessions, over which our Chairman, Robert E. Mellor, presides.

Board Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Frederick M. Danziger, Donald Glickman, Lindsay N. Hyde, Leah C. Johnson, Stephen C. McCluski, Robert E. Mellor, and Peter J. Solomon.

Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. Robert E. Mellor, an independent director, currently serves as Chairman of the Board. As such, we do not have a lead independent director at this time.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board as of June 27, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of June 27, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	2	7	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

White	—	5	—	—

LGBTQ+	1

Did not Disclose Demographic Background	3

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Committees of the Board of Directors

Each of the following Board committees, except for the Executive Committee, functions under a written charter adopted by the Board, copies of which are available on the Investor Information — Corporate Governance page of our website, currently https://corporate.monro.com/investors/corporate-governance, and to any shareholder who requests them. As a matter of routine corporate governance, each committee, except the Executive Committee, reviews its charter and practices on an annual basis. In Fiscal 2022, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

The current members, responsibilities and the number of meetings held in Fiscal 2022 of each of these committees are shown below:

Audit Committee Committee Members Stephen C. McCluski* (Chair) Frederick M. Danziger Lindsay N. Hyde Number of meetings in 2022: 7 * Audit Committee Financial Expert

Key Responsibilities

•  Monitoring, and assisting the Board in its oversight of, the integrity of our financial accounting and reporting processes;

•  Selecting, retaining, determining the compensation for, and monitoring the independence, qualification and performance of our independent registered public accounting firm;

•  Reviewing the performance of our internal auditors;

•  Monitoring our systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with our Code of Ethics; and

•  Providing an avenue of communication among the independent registered public accounting firm, management, internal auditors and the Board.

Independence and Financial Literacy

•  The Board has determined that each member of the Audit Committee is independent as defined by the Nasdaq listing standards and SEC rules applicable to Audit Committee members.

•  All members of the Audit Committee satisfy the Nasdaq’s financial literacy requirement.

•  The Board has determined that Mr. McCluski is an audit committee financial expert (as defined by SEC rules) and qualifies as financially sophisticated under the Nasdaq rules as a result of his knowledge, abilities, education and experience.

Compensation Committee Committee Members Frederick M. Danziger (Chair) John L. Auerbach Stephen C. McCluski Robert E. Mellor Number of meetings in 2022: 3

Key Responsibilities

•  Reviewing and approving, together with the other independent members of the Board, the annual compensation for our CEO and non-CEO executive officers;

•  Reviewing and approving the overall compensation strategy and program structure for employees;

•  Reviewing and making recommendations to the Board with respect to the total compensation of the non-employee directors, our incentive compensation plans and equity-based plans; and

•  Overseeing risk management of our compensation programs.

Independence and Authority

•  The Board has determined that each member of the Compensation Committee is independent as defined by the Nasdaq listing standards and the SEC rules.

•  The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees.

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Nominating and Corporate Responsibility Committee Committee Members Robert E. Mellor (Chair) Frederick M. Danziger Lindsay N. Hyde Stephen C. McCluski Number of meetings in 2022: 2

Key Responsibilities

•  Identifying and recommending to the Board candidates for election and to serve on the Board;

•  Board and Key management succession planning;

•  Providing oversight with respect to corporate governance matters; and

•  Primary oversight of the Company’s corporate responsibility (ESG) programs and initiatives.

Independence

•  The Board has determined that each member of the Nominating and Corporate Responsibility Committee is independent as defined by the Nasdaq listing standards and SEC rules.

Finance Committee Committee Members Donald Glickman (Chair) Stephen C. McCluski Peter J. Solomon Number of meetings in 2022: 2

Key Responsibilities

•  Reviewing and making recommendations to the Board regarding our short- and long-term financing plans and the financing of transactions that may have a material impact on our financial profile;

•  Reviewing management’s process for assessing the financial returns from acquisitions;

•  Considering and making recommendations to the Board on our dividend policy and practices and the issuance and repurchase of shares, if any;

•  Reviewing our use of financial instruments, hedging arrangements and strategies to manage and mitigate exposure to financial and market risks; and

•  Reviewing the financial performance and funding requirements of the defined benefit pension plan.

Executive Committee Committee Members Michael T. Broderick (Chair) Donald Glickman Robert E. Mellor Peter J. Solomon Number of meetings in 2022: 12

Key Responsibilities

•  Acting in place of the Board on limited matters that require action between Board meetings. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•  approve any action requiring shareholder approval;

•  fill vacancies on the Board of Directors;

•  fix compensation of directors or executive officers;

•  engage our independent registered public accounting firm; or

•  repeal, amend or adopt new bylaws.

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Board of Directors’ Role in Risk Oversight

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees. Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Director of Internal Audit and the General Counsel meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2022, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of Management’s review were reported to the Compensation Committee. For Fiscal 2022, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board or Committee	Primary Areas of Risk Oversight

Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, including reviewing measures based on presentations from the head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters and related-party transactions

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s plans to respond to any cyber breaches, and receiving regular reports from the head of the Company’s Information Technology Department

•  Legal, regulatory and compliance risks

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans

Finance

•  Risks and exposures associated with financial position and financing activities, including cost of capital

•  Use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks

•  Financial status of the Company’s defined benefit pension plan

Nominating and Corporate Responsibility

•  Risks and exposures relating to director and key management succession planning and director independence

•  Compliance with corporate governance structure and processes, including succession planning and corporate responsibility (ESG) initiatives and processes

•  Risks and exposures relating to ESG matters, including risks related to climate change, human capital management, diversity, stakeholder relations, and health, safety and the environment

15

Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. This includes the utilization of a robust questionnaire process for all Board members and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction. There were no reportable related person transactions during Fiscal 2022.

Nominating Process

The Nominating and Corporate Responsibility Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Responsibility Committee’s Charter includes an affirmative statement that the Committee’s will endeavor to include diverse candidates, including those who self-identify as female, underrepresented minorities or LGBTQ+, in each pool of Board candidates. The Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its responsibilities. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Responsibility Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential diverse nominees for director who, like any other nominee, satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Responsibility Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Responsibility Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

In addition to satisfying the advance notice requirements in order to comply with the universal proxy rules (once effective) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 17, 2023.

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

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Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In Fiscal 2022, non-employee directors received the following compensation:

•

$40,000 annual retainer; a $30,000 annual retainer for the Board Chair, as well as the Chairs of the Audit Committee and the Finance Committee; a $15,000 annual retainer for the Compensation Committee Chair and a $10,000 annual retainer for the Nominating and Corporate Responsibility Committee Chair;

•

a grant of 2,351 shares of restricted stock on the date of the 2021 annual meeting of shareholders, determined by dividing $130,000 by $55.29, the closing price of a share of our common stock on the date of the 2021 annual meeting of shareholders;

•	$3,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended; and

•	reasonable travel expenses to attend meetings, if applicable.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to each director

Target Date	Within a four-year period of joining the Board of Directors

As of March 26, 2022, all of the Company’s non-employee directors are in full compliance with the stock ownership guidelines.

The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2022:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

John L. Auerbach	58,000	129,987	187,987

Frederick M. Danziger	81,000	129,987	210,987

Donald Glickman	98,000	129,987	227,987

Lindsay N. Hyde	63,000	129,987	192,987

Leah C. Johnson	55,000	129,987	184,987

Stephen C. McCluski	98,000	129,987	227,987

Robert E. Mellor(2)	101,209	129,987	231,196

Peter J. Solomon	64,000	129,987	193,987

(1)

Beginning in fiscal 2018, the Company began awarding non-employee directors restricted stock in lieu of stock options. Each non-employee director was awarded 2,351 shares of the Company’s restricted stock on August 17, 2021 (the “Award Date”). This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2022 under FASB ASC 718. The value of the restricted stock is derived by multiplying number of shares awarded by the closing price per share on the Award Date of $55.29. For additional information on the valuation assumptions with respect to the Fiscal 2022 awards, refer to Note 11 of the Company’s financial statements in the Form 10-K for the year ended March 26, 2022, as filed with the SEC.

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(2)

For Fiscal 2022, Mr. Mellor only received director compensation during the time when he was an independent, non-employee director, from April 5, 2021 through March 26, 2022. The compensation he received for his service as our interim CEO during Fiscal 2022 prior to Mr. Broderick’s appointment on April 5, 2021 is reported in the 2022 Summary Compensation Table.

The restricted stock awarded to directors vests over a three-year period. The following table shows the number of restricted stock awards outstanding for each non-management director as of March 26, 2022. There are no remaining outstanding stock options from grants made prior to 2018.

Name	Restricted Stock Outstanding (Shares)

John L. Auerbach	4,622

Frederick M. Danziger	4,622

Donald Glickman	4,622

Lindsay N. Hyde	4,622

Leah C. Johnson	4,068

Stephen C. McCluski	4,622

Robert E. Mellor	5,480

Peter J. Solomon	4,622

TOTAL	37,280

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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Elements of Compensation for Fiscal 2022

Monro’s executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract, reward and retain talented and experienced executives and other key employees

•	Motivate our executive officers to achieve short-term and long-term corporate goals that will enhance shareholder value

•	Support our core values and culture by promoting internal equity and external competitiveness

The objectives and key characteristics of direct elements of our Fiscal 2022 executive compensation are summarized below:

Compensation Element		Period Covered	Objectives
Fixed	Base Salary (Cash)	Annual

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

At-Risk	Annual Incentive Bonus (Cash)	Annual

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	3-4 years

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  Objective is to provide 75% of equity awards as performance-based awards with the following mix: 25% stock options, 50% PSUs, and 25% RSUs

•  Stock options

○   Aligns executive rewards with shareholder returns; no value unless stock price appreciates over the grant price

○  Vests in equal installments over four years

○  Encourages long-term, sustained performance

○  Encourages retention through multi-year vesting

•  Performance-vesting stock units (PSUs)

○  Vest over a three-year performance period

○  PSUs are forfeited if multi-year objectives are not met

○  Encourages long-term, sustained performance and retention

○  Facilitates stock ownership

•  Time-vesting restricted stock units (RSUs)

○  Vests in equal installments over four years

○  Encourages retention through multi-year vesting

○  Facilitates stock ownership

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Michael T. Broderick	54	President and Chief Executive Officer

Brian J. D’Ambrosia	47	Executive Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Matt Henson	56	Chief Human Resources Officer

Maureen E. Mulholland	51	Executive Vice President — Chief Legal Officer and Secretary

Robert J. Rajkowski	57	Executive Vice President — Chief Operating Officer

Michael T. Broderick was appointed President and Chief Executive Officer of the Company in April 2021. Prior to joining the Company, from 2016 to 2021, he served as Executive Vice President of Merchandising and Store Operations Support at Advance Auto Parts where he was instrumental in driving same-store sales growth and implementing technology-driven strategies to enhance operational efficiency within the company’s 5,200-store network. In addition, Mr. Broderick played a key role in diversity and inclusion efforts focused on promoting women’s leadership in the automotive aftermarket industry. Prior to joining Advance Auto Parts, Mr. Broderick served from 2014 to 2016 as Senior Vice President of the automotive division of Canadian Tire Corporation, where he was responsible for improving customer service standards at 493 dealers, operating 5,800 service bays. Prior to his tenure with Canadian Tire Corporation, he was CEO of Federal Mogul Corporation and President at General Parts. He began his career at AutoZone, where he served for 16 years in a number of field and operations roles, including as Vice President of the company’s Northeast division.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Matt Henson joined the Company as Chief Human Resources Officer in July 2021, bringing more than 30 years’ experience in field-focused human resources, employee relations, and talent acquisition. Previously, Mr. Henson was Vice President of Field Human Resources at AutoZone, from April 2016 to June 2021, where he led the human resources function supporting more than 6,500 locations in the United States, Puerto Rico, Mexico, and Brazil. Prior to that, Mr. Henson served as Vice President, Concept Human Resources, Bloomin’ Brands, Inc. (Outback Steakhouse, Bonefish Grill); Director of Human Resources and Talent Acquisition – Americas, Dell Inc.; Senior Vice President, Human Resources, Cendant/NRT; and Division Vice President, Human Resources, Kmart Corporation.

Maureen E. Mulholland was promoted to Executive Vice President and Chief Legal Officer in August 2020, having previously served as Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She graduated from the University of Notre Dame Law School.

Robert J. Rajkowski was promoted to Executive Vice President in August 2020. He joined the Company in September 2019 as Senior Vice President — Chief Operating Officer. Mr. Rajkowski brings nearly 15 years of experience in the automotive industry across a number of operations and marketing roles in corporate, franchisee and franchisor

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business models. Prior to joining the Company, Mr. Rajkowski served as the Chief Operating Officer of AAMCO Transmission and Total Car Care since February 2014. He also previously served as Chief Marketing Officer at Heartland Automotive Services (Jiffy Lube) from July 2010 to January 2014 and as a General Manager — Retail Stores at The Goodyear Tire & Rubber Company.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our shareholders to vote on an advisory resolution to approve the compensation paid to our executive officers for Fiscal 2022 (“Say on Pay”). Our Fiscal 2022 compensation program reflects our pay-for-performance philosophy. We continue to tie a significant portion of our CEO and Named Executive Officer compensation to both short and long-term Company-performance objectives and executive compensation outcomes reflect this philosophy. We also believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis,” below, which details how our executive compensation programs and policies are designed to achieve our compensation objectives, as well as the 2022 Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

2022 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. However, our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2023 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for the fiscal year ended March 26, 2022 (“Fiscal 2022”). In addition to the compensation of the Named Executive Officers, as a matter of practice the Committee reviews the compensation and performance of all Senior Vice President and Executive Vice President-level employees.

We experienced several executive officer transitions during Fiscal 2022, including the following:

•	Robert E. Mellor resigned as interim President and Chief Executive Officer as of April 5, 2021;

•	Michael T. Broderick was appointed President and Chief Executive Officer effective April 5, 2021;

•	Matt Henson was appointed Chief Human Resources Officer effective July 6, 2021;

The list of officers deemed to be serving as our named executive officers (our “Named Executive Officers”) for Fiscal 2022 are:

•	Interim President and Chief Executive Officer (our “Interim CEO”), Robert E. Mellor;

•	President and Chief Executive Officer (our “CEO”), Michael T. Broderick;

•	Executive Vice President – Chief Financial Officer, Brian J. D’Ambrosia;

•	Chief Human Resources Officer, Matt Henson;

•	Executive Vice President – Chief Legal Officer and Secretary, Maureen E. Mulholland; and

•	Executive Vice President – Chief Operating Officer, Robert J. Rajkowski.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2022 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with Nasdaq rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors. A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay-for-performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

The above policies guide the Committee in determining the proper allocation between short-term and long-term compensation. Other considerations include our financial performance, business objectives, our fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

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Our compensation program rewards our Named Executive Officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The program is designed to reward both annual and long-term performance. Short-term performance is rewarded through base salary and annual incentive. Beginning in fiscal 2019, long-term performance has usually been rewarded through a mix of three vehicles: performance-vesting restricted stock units (“PSUs”); time-vesting restricted stock units (“RSUs”) and stock options. The value of each vehicle is based on a number of factors predicated on the Company’s financial performance. In addition, our Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

What We Do	What We Don’t Do

✓ Pay for performance – majority of compensation “at risk”	X Permit short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X Allow hedging or pledging of company stock

✓ Stock ownership guidelines	X Offer change in control tax gross-ups

✓ Utilize independent compensation advisor	X Permit repricing of underwater options without shareholder approval

✓ Clawback policy	X Offer unreasonable perquisites

✓ Annual shareholder “say on pay” vote	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Executive benchmarking

✓ Modest perquisites

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. At the 2021 annual meeting of shareholders, approximately 98% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee considered these results when making the decisions described in this CD&A. We believe our current long-term program ensures alignment with shareholders and a focus on pay for performance. We will continue to engage with our shareholders and to evaluate their feedback for potential changes in the future.

Oversight of the Executive Compensation Program

The Committee administers our executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation packages for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Committee seeks to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation and a greater weighting toward long-term incentives.

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee has retained the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the

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Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely responsible for setting the type and amount of compensation for our Named Executive Officers. Exequity reports directly to the Committee and has direct access to the Committee through the Committee’s Chair. The Committee requires that any compensation consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to Nasdaq rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures are designed to prevent conflicts of interest;

•	whether the compensation consultant’s advisor to the Company owns stock in the Company; and

•	any business or personal relationships between the compensation consultant’s advisor to the Company, on one hand, and any member of the Committee or any executive officer, on the other hand.

Benchmarking

In addition to many other factors that affect compensation determinations, the Committee considers the compensation practices of a peer group, where available, in evaluating the compensation program. In fiscal 2019, the Committee engaged Exequity to reevaluate its peer group to be used for executive compensation purposes. The Committee originally approved a peer group of 22 companies, including companies within the automotive aftermarket and 12 retailers with revenues between $500M and $1.5B to ensure a more robust group, with a focus on size and industry. No changes were made to this peer group during Fiscal 2022 other than At Home Group, Inc, who is no longer publicly-listed. The peer group used in Fiscal 2022 executive compensation decisions includes:

Aarons, Inc.	Five Below, Inc.	Murphy USA Inc.
Advance Auto Parts, Inc.	Floor & Décor Holdings, Inc.	O’Reilly Automotive, Inc.
Asbury Automotive Group, Inc.	Group 1 Automotive, Inc.	Shoe Carnival, Inc.
AutoZone, Inc.	Haverty Furniture Companies, Inc.	Sleep Number Corporation
Carvana Co.	Hibbett Sports, Inc.	Valvoline Inc.
The Children’s Place, Inc.	La-Z-Boy Incorporated	Zumiez Inc.
Citi Trends, Inc.	Lithia Motors, Inc.

This peer group was used by Exequity to conduct executive compensation benchmarking for the named executive officers in Fiscal 2022. The peer group served as the primary reference, with survey data utilized as a secondary reference. Results of the benchmarking indicated that, on an aggregate basis, all components of pay (base salary, target bonus, and long-term incentives) lagged the 25th percentile of both the peer group and survey data.

Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his or her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as market data.

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Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of our performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to our performance and profitability. The Committee typically approves the base salary increases in May.

Due to the continuing impact of the pandemic on our business and operations, the Committee decided not to approve any base salary increases in May 2021. However, the Committee did approve a salary increase of 13.3% for Ms. Mulholland in July 2021 (from $300,000 to $340,000), to ensure internal equity and greater consistency with the market. The salaries we paid to the Named Executive Officers during Fiscal 2022 are shown in the 2022 Summary Compensation Table, below.

Annual Incentive

The Committee has the authority to award annual incentives to our executive officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive pursuant to our executive incentive plan.

The incentive plan for Fiscal 2022 was established in line with more traditional annual bonus measures meant to focus executives on our objectives to increase revenue, profit and same store sales. Fiscal 2022 performance measures and weighting were:

1.	50% based on comparable store sales; and

2.	50% based on pre-tax income.

The targets for comparable store sales and pre-tax income were set based on the budget approved by the Board for Fiscal 2022. The Fiscal 2022 incentive opportunities for executives ranged from 0% to 150% of target based on performance. Named Executive Officers had the ability to earn a maximum incentive amount equal to 50%, 60% or 100% of his or her targeted annual bonus percentage, depending on the Named Executive Officer. No bonus would be earned for performance below threshold, 50% payout for threshold (with the exception of Messrs. Broderick and Henson, whose payout at threshold is 75%), 100% payout for target performance and 150% payout for maximum performance; actual awards were interpolated based on actual company performance.

The table below provides the Fiscal 2022 goals and achievements:

	Fiscal 2022 Goal and Actual Results Achieved
Name	Threshold	Target	Maximum	Actual
Comparable Store Sales Increase	13%	16%	19%	15.2%
% of Target	50%	100%	150%
Pre-tax income (thousands)	$83,600	$95,000	$106,400	$81,039
% of Target	50%	100%	150%

All incentive awards made under the executive incentive plan are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by us and, if so, the applicable incentive award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

The Committee’s practice is to pay cash awards based upon the achievement of our annual financial performance goals. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

In Fiscal 2022, the COVID-19 Omicron variant had an unprecedented and sudden impact on our operations and income during fiscal January 2022 (the “Omicron Impact”). As a result of the Omicron Impact, the management team

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would not receive a payout under the pre-tax income measurement for Fiscal 2022. To recognize management’s extraordinary efforts to manage through the Omicron Impact, the Committee determined to make a one-time adjustment to the pre-tax income measurement of the Fiscal 2022 annual incentive by removing fiscal January from the calculations of threshold, target and maximum goals. Based on our performance during the remaining 11 fiscal months of Fiscal 2022, the pre-tax income calculation qualified to be paid out at threshold. In light of the Company’s strong financial performance during Fiscal 2022, the Committee believes that it was not in the best interest of the Company’s shareholders to penalize management for the rise of the Omicron variant which was an event outside the control of management.

Under the executive bonus plan for Fiscal 2022, the target bonus amounts and maximum payout amounts for our Named Executive Officers (other than Mr. Mellor, who was not eligible as interim CEO for an annual incentive for Fiscal 2022) were:

Name	Base Salary ($)(1)	Target Bonus (% of Base Salary)(2)	Maximum Bonus (% of Base Salary)

Michael T. Broderick	695,511	100%	150%

Brian J. D’Ambrosia	400,000	60%	90%

Maureen E. Mulholland	333,333	60%	90%

Robert J. Rajkowski	400,000	60%	90%

Matt Henson	251,313	50%	75%

(1)	The base salaries represent actual amounts paid to the Company’s executives in Fiscal 2022.

(2)

At the end of Fiscal 2022, the Committee evaluated the Company’s performance. The Company achieved between the threshold level of performance and targeted level of performance for comparable store sales but did not achieve the threshold for pre-tax income performance goals. However, based on the previously-discussed Omicron Impact, the Committee awarded management a bonus at threshold for pre-tax income performance.

The total incentive earned for Fiscal 2022 are shown in the table below.

Total Incentive 2022 Bonus Earned(2)

Mike Broderick(1)	$560,000

Brian J. D’Ambrosia	$164,000

Maureen E. Mulholland	$136,667

Robert J. Rajkowski	$164,000

Matt Henson	$85,934

(1)	Pursuant to his employment agreement, Mr. Broderick had a guaranteed minimum annual incentive for Fiscal 2022 of $560,000 (80% of target).

(2)	The amounts reported here are also included in the “Non-Equity Incentive Plan Compensation” section of the 2022 Summary Compensation Table.

Long-Term Incentive Compensation

As anticipated, in Fiscal 2022 the Committee migrated back to a mix of three long-term incentive vehicles (stock options, RSUs and PSUs). In addition, based in part on feedback received from shareholders, the Committee revised the percentages assigned between each long-term incentive vehicle, to increase the weighting on performance awards for a total of 75% performance-based as follows:

1.	25% stock options;

2.	50% PSUs ; and

3.	25% RSUs.

The aggregate value of a Named Executive Officer’s equity award is based on several factors, including position, scope of responsibility, and benchmarking data.

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We believe our three-pronged approach to long-term incentives encourages retention, performance and a continuing link with shareholders. For our executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. The Committee believes that equity awards are a significant portion of the total compensation package for executives and are an important retention tool.

PSUs issued for Fiscal 2022 (the “Fiscal 2022 PSUs”) will vest on a sliding scale based on our attainment of a pre-tax return on invested capital goal calculated at the end of fiscal year 2024 (“Fiscal 2022 PSU ROIC”). Fifty percent of the Fiscal 2022 PSUs will vest upon the attainment of a threshold calculation of 10% Fiscal 2022 PSU ROIC, up to the entirety of the Fiscal 2022 PSUs vesting based on the attainment of a 12% Fiscal 2022 PSU ROIC. ROIC was identified as an important measure for the Company to focus management on the efficient deployment of capital over the long-term. We believe ROIC in the long-term plan, coupled with the short-term metrics in the annual bonus of profit and organic growth, ensures a balanced approach of both income and capital management.

The Committee considered the following factors in evaluating the 2022 long-term incentive compensation grants for our Named Executive Officers: recommendation by our CEO, individual performance, change in responsibility, peer group benchmarking, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation and the expense associated with the awards. Fiscal 2022 long-term incentive grants reflect an increase from prior fiscal years to ensure a greater portion of Named Executive Officers’ compensation is performance-based and to narrow the shortfall relative to the peer group median. The Fiscal 2022 long-term incentive grants considered Company and individual performance, overall total compensation positioning relative to market and alignment with shareholders.

Executive Officer Stock Ownership Guidelines

We require our Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. Our stock guidelines for our Named Executive Officers (other than Mr. Mellor, who served as our interim CEO until June 6, 2021) are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Chief Financial Officer	Common stock with an aggregate value equal to at least three times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of being named a Named Executive Officer. As of March 26, 2022, Mr. D’Ambrosia was fully compliant with the ownership levels required by the guidelines and all of the other Named Executive Officers (excluding Mr. Mellor) were still in their respective transition periods for becoming compliant.

Clawback Policy

The Committee oversees the Monro, Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides for the recoupment of certain incentive compensation in the event of a financial restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, and acts of fraud, misappropriation or embezzlement. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider

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trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We also provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective better to enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

We sponsor, for all employees, a profit-sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including our Named Executive Officers), may participate in the Executive Deferred Compensation Plan (the “Plan”). The purpose of the Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Plan, we match base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) plan. No amounts credited under the Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Plan is part of our competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Plan are included in the Nonqualified Deferred Compensation Table. The current annual earnings rate of 5% is credited to the account. The Plan was adopted on January 1, 2022. The prior Deferred Compensation Plan was frozen effective December 31, 2021, and remains in effect for deferrals made prior to the freeze date.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase shares of our common stock.

Our Named Executive Officers are provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2022 are included in the “All Other Compensation” column of the 2022 Summary Compensation Table appearing below.

Other Matters

Employment Agreements

The Company entered into employment agreements with Michael T. Broderick, Brian J. D’Ambrosia and Matt Henson. All of these employment agreements were reviewed and approved by the Committee. The Committee believes that these employment agreements are an important part of our overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination

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without “Cause”, as defined in the agreement. Further, the agreements stipulate that the executive may not compete with us or solicit our employees for prescribed periods following termination of employment and may not disclose confidential information of the Company.

The employment agreements also contain termination and related pay provisions in the event of a “change in control.” In each case, for the change in control provision to apply, there must be both (1) a “change in control,” as well as (2) a termination by us without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our Common Stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, neither of the employment agreements include an excise tax gross-up provision.

Broderick Agreement

In March 2021, we entered into an employment agreement (the “Broderick Agreement”) with Mr. Broderick, with a term of April 5, 2021 through December 31, 2023. The Broderick Agreement will automatically renew for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the Broderick Agreement, Mr. Broderick serves as our President and Chief Executive Officer.

Under the Broderick Agreement, Mr. Broderick (i) is paid a base salary of $700,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of the bonus plan, of 75% of his base salary upon achievement of Company threshold performance levels, and 100% of his base salary if the Company achieves its target level of performance as set by the Committee, with this amount increased up to a maximum of 150% of his base salary if the Company exceeds the performance targets; (iii) is eligible to receive annual equity incentive awards with a target value of $400,000 in a combination of awards on a basis comparable with other senior executives as determined by the Compensation Committee of the Board; and (iv) participates in the Company’s other incentive and welfare benefit plans made available to executives. Under the Broderick Agreement, had a guaranteed minimum annual incentive for Fiscal 2022 of $560,000 (80% of target).

In consideration of Mr. Broderick’s execution of the Broderick Agreement, the Company granted Mr. Broderick 40,000 restricted stock units (“RSUs”) pursuant to the Company’s 2007 Stock Incentive Plan. The RSUs vest in four equal increments upon the following dates or events: (a) April 5, 2022; (b) April 5, 2023; (c) the date that the average closing price of the Company’s common stock equals or exceeds $75 for 30 consecutive trading days, provided this event occurs before December 31, 2023; and (d) the date that the average closing price of the Company’s common stock equals or exceeds $85 for 30 consecutive trading days, provided this event occurs before December 31, 2023. In addition, under the Broderick Agreement, Mr. Broderick is entitled to certain payments upon termination without Cause (as defined therein), a resignation by Mr. Broderick for Good Reason (as defined therein), or a termination in the event of a Change in Control of the Company (as defined therein), all set forth in detail in the Broderick Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

D’Ambrosia Agreement

In December 2020, we entered into an employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term of January 1, 2021 through December 31, 2021. The D’Ambrosia Agreement automatically renewed for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Executive Vice President – Finance and Chief Financial Officer of the Company.

Under the D’Ambrosia Agreement, as amended, Mr. D’Ambrosia (i) is paid a base salary of $400,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 90% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

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Henson Agreement

In July 2021, we entered into an employment agreement (the “Henson Agreement”) with Mr. Henson, with a term of July 6, 2021, through December 31, 2023. The Henson Agreement will automatically renew for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the Henson Agreement, Mr. Henson serves as our Chief Human Resources Officer of the Company.

Under the Henson Agreement, Mr. Henson (i) is paid a base salary of $340,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of 37.5% of his base salary upon achievement of Company threshold performance levels, and 50% of his base salary if the Company achieves its target level of performance as set by the Committee, with this amount increased up to a maximum of 75% of his base salary if the Company exceeds the performance targets; and (iii) participates in our other incentive and welfare benefit plans made available to executives. Mr. Henson received a cash sign-on bonus of $225,000, which must be repaid if his employment is terminated by the Company for Cause or he resigns other than for Good Reason before July 6, 2022.

In consideration of Mr. Henson’s execution of the Henson Agreement, the Company granted Mr. Henson RSUs with a grant date fair value of $100,000 and nonqualified stock options valued at $100,000. In addition, Mr. Henson was granted additional RSUs on July 6, 2021 with a grant date fair value of $262,500 and will be granted other additional RSUs on July 6, 2022 with a grant date fair value of $262,500. All equity awards granted to Mr. Henson will vest in four equal increments on each of the first four anniversaries of the applicable grant date, subject to his continued employment with the Company through the applicable vesting date. In addition, under the Henson Agreement, Mr. Henson is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Henson for Good Reason (as defined therein), or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Henson Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

The provisions described above and other material provisions of our employment agreements with Messrs. Broderick, D’Ambrosia and Henson are discussed in the 2022 Summary Compensation Table, the Grants of Plan-Based Awards Table, and in the Potential Payments Upon Termination or Change in Control sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Further Mr. Rajkowski and Ms. Mulholland are entitled to one year’s base salary upon an involuntary termination without cause or a resignation for good reason (which is increased to two years’ base salary if the involuntary termination without cause or resignation for good reason is within two years following a change in control of the Company), as well as a pro-rata bonus for the year of termination and accelerated vesting of outstanding stock options.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

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EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our “Named Executive Officers” listed in the table for the three-year period ended March 26, 2022, or if less, the period of time in which the individual served as a Named Executive Officer.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2)	Option Awards(3) ($)	Stock Award(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)		All Other Compensation(6) ($)	Total ($)

Michael T. Broderick	2022	695,511		197,522	2,897,110	560,000		16,500	4,366,643
Chief Executive Officer and President						—

Brian J. D’Ambrosia	2022	400,000		172,876	524,958	164,000		26,100	1,287,934
Executive Vice President—	2021	388,750		176,057	174,991	171,660		24,600	936,058
Finance and Chief Financial Officer	2020	382,083		89,176	209,991	—		22,600	703,851

Maureen E. Mulholland	2022	333,333		148,176	449,964	136,667		26,100	1,094,240
Executive Vice President—	2021	275,000		62,872	62,485	93,290		23,800	517,447
Chief Legal Officer and Secretary	2020	248,750		29,725	69,997	—		25,000	373,473

Robert J. Rajkowski	2022	400,000		148,176	449,964	164,000		19,900	1,182,040
Executive Vice President—	2021	368,179		150,901	149,953	146,512		65,900	881,445
Chief Operating Officer	2020	158,711		187,200	—	—		5,900	351,811

Matt Henson	2022	251,513	225,000	99,054	562,428	85,934	(7)	7,000	1,230,929
Chief Human Resources Officer—
Retail Operations

Robert E. Mellor (8)	2022	14,423		—	173,838	—		—	188,261
Former Interim Chief Executive Officer and President	2021	452,876		—	—	—		48,300	501,176

(1)

The reported salaries for our Named Executive Officers reflect the payments they actually received in Fiscal 2022. The amount for Mr. Broderick represents base salary paid after becoming our CEO on April 5, 2021. The amount for Mr. Henson represents base salary paid after joining the company on July 6, 2021. A salary increase for Ms. Mulholland occurred on June 1, 2021. No other NEOs received a salary increase in FY22.

(2)

For Mr. Henson, the 2022 bonus represents the $225,000 signing bonus associated with his employment agreement, which was paid as a lump sum in August 2021. Mr. Henson must repay this signing bonus if his employment is terminated by the Company for Cause or he resigns other than for Good Reason before July 6, 2022.

(3)

Amounts do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in Note 11 in the Company’s financial statements in the Form 10-K for the year ended March 26, 2022, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in Fiscal 2022.

(4)

The amounts in this column represent the aggregate grant date fair value of Time-Vesting Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs are described more fully in Note 11 in the Company’s financial statements in the Form 10-K for the year ended March 26, 2022, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs awarded in Fiscal 2022.

(5)

This column represents the amounts earned by our Named Executive Officers in Fiscal 2022, as well as fiscal 2021 and fiscal 2020 pursuant to the Company’s annual incentive bonus plan. Additional information regarding the potential threshold, target and maximum payouts underlying this column is included in the Grants of Plan-Based Awards table.

(6)

The compensation Mr. Mellor received for his services as our interim CEO through April 5, 2021 are reported in this table. The compensation he received for his continuing service as a non-employee director after April 5, 2021 are reported in the Director Compensation table above.

(7)	Mr. Henson was paid at 50% of target for his partial year of service.

(8)

The following table shows each component of the “All Other Compensation” column in the 2022 Summary Compensation Table. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, nonqualified deferred compensation (“NQDC”) earnings in excess of 120% of the long-term applicable federal rate (“AFR”), payment of life insurance premiums on behalf of our Named Executive Officers, and the incremental cost to the Company of automobiles provided to our Named Executive Officers.

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Name	Year	Company Matching Contributions ($)	NQDC Earnings in excess of 120% of long-term AFR ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Board of Directors Compensation ($)	Total ($)
Michael T. Broderick	2022	4,100	—	800	11,600		16,500
Brian J. D’Ambrosia	2022	8,700	2,100	800	14,500		26,100
Maureen E. Mulholland	2022	9,000	2,700	800	13,600		26,100
Robert J. Rajkowski	2022	8,400	—	800	10,700		19,900
Matt Henson	2022	—	—	600	6,400		7,000
Robert E. Mellor	2022	—	—	—	—		—

Grants of Plan–Based Awards

The following tables present estimated possible payouts under the non-equity incentive plan for Fiscal 2022 to our Named Executive Officers and provide information regarding plan-based awards under our stock incentive plans granted during Fiscal 2022 to our Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)

Michael T. Broderick(3)	560,000	700,000	1,050,000

Brian J. D’Ambrosia	120,000	240,000	360,000

Maureen E. Mulholland	102,000	204,000	306,000

Robert J. Rajkowski	120,000	240,000	360,000

Matt Henson(4)	94,350	125,800	188,700

Robert E. Mellor(5)	—	—	—

(1)

The amounts in these columns consist of possible incentive payouts under our incentive bonus plan for Fiscal 2022. These incentive awards were granted under the executive bonus plan. The amounts actually earned by our Named Executive Officers in Fiscal 2022 are reported as Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table.

(2)	Represents the minimum amount payable under the Company’s incentive bonus plan for Fiscal 2022. See “Compensation Discussion and Analysis – Annual Incentive.”

(3)	Pursuant to his employment agreement, Mr. Broderick had a guaranteed minimum annual incentive for Fiscal Year 2022 of $560,000 (80% of target).

(4)	Mr. Henson’s estimated future payouts are prorated based on his compensation earned in Fiscal 2022.

(5)	Mr. Mellor was not granted a non-equity incentive plan award for his service as our interim CEO.

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					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units

Michael T. Broderick	4/5/2021				20,000			1,350,200

	4/5/2021				10,000			512,600

	4/5/2021				10,000			434,300

	7/30/2021					14,330	58.00	197,522

	7/30/2021				3,448			199,984

	7/30/2021	3,448	6,897					400,026

Brian J. D’Ambrosia	7/30/2021				3,017			174,986

	7/30/2021	3,017	6,034					349,972

	7/30/2021					12,542	58.00	172,876

Maureen E. Mulholland	7/30/2021				2,586			149,988

	7/30/2021					10,750	58.00	148,176

	7/30/2021	2,586	5,172					299,976

Robert J. Rajkowski	7/30/2021				2,586			149,988

	7/30/2021					10,750	58.00	148,176

	7/30/2021	2,586	5,172					299,976

Matt Henson	7/6/2021				4,183			262,483

	7/6/2021				1,593			99,961

	7/6/2021					6,528	62.75	99,054

	7/30/2021	1,724	3,448					199,984

Robert E. Mellor	4/5/2021				2,575			173,838

(1)	Represents the target number of PSUs granted under the 2007 Stock Incentive Plan. There is no maximum possible payout.

(2)

All stock and option awards are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the aggregate grant date fair value of such stock options, RSUs and PSUs (at target) and calculated pursuant to FASB ASC 718.

The material terms of our Named Executive Officers’ employment agreements and letter agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the Outstanding Equity Awards at Fiscal 2022 Year End table below.

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Outstanding Equity Awards at Fiscal 2022 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 26, 2022:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Michael T. Broderick(2)	4/5/2021	(4)					10,000	441,200
	4/5/2021	(9)					10,000	441,200
	4/5/2021	(10)					10,000	441,200
	4/5/2021	(11)					10,000	441,200
	7/30/2021	(5)					3,448	152,126
	7/30/2021	(3)		14,330	58.00	7/29/2027
	7/30/2021	(6)							6,897	304,296

				14,330			43,448	1,916,926	6,897	304,296

Brian J. D’Ambrosia	5/11/2016	(3)	4,000		69.30	5/10/2022
	6/5/2018	(5)					326	14,383
	5/15/2019	(3)	2,310	2,310	80.18	5/14/2025
	5/15/2019	(5)					561	24,751
	5/15/2019	(6)							1,497	66,048
	6/1/2020	(3)	3,540	10,618	55.15	5/31/2026
	6/1/2020	(5)					2,380	105,006
	7/30/2021	(3)		12,542	58.00	7/29/2027
	7/30/2021	(5)					3,017	133,110
	7/30/2021	(6)							6,034	266,220

			9,850	25,470			6,284	277,250	7,531	332,268

Maureen E. Mulholland	5/11/2016	(3)	2,000		69.30	5/10/2022
	5/11/2017	(3)	2,000		50.48	5/10/2023
	8/15/2017	(3)	5,000		44.90	8/14/2023
	6/5/2018	(3)	1,113	371	57.45	6/4/2024
	6/5/2018	(5)					50	2,206
	5/15/2019	(3)	770	770	80.18	5/14/2025
	5/15/2019	(5)					187	8,250
	5/15/2019	(6)							499	22,016
	6/1/2020	(3)	1,264	3,792	55.15	5/31/2026
	6/1/2020	(5)					850	37,502
	7/30/2021	(5)					2,586	114,094
	7/30/2021	(6)							5,172	228,189
	7/30/2021	(3)		10,750	58.00	7/29/2027

			12,147	15,683			3,673	162,052	5,671	250,205

Robert J. Rajkowski(7)	9/30/2019	(3)	5,000	5,000	79.01	9/29/2025
	6/1/2020	(3)	3,034	9,101	55.15	5/31/2026
	6/1/2020	(5)					2,039	89,961
	7/30/2021	(6)							5,172	228,189
	7/30/2021	(3)		10,750	58.00	7/29/2027
	7/30/2021	(5)					2,586	114,094

			8,034	24,851			4,625	204,055	5,172	228,189

Matt Henson(8)	7/6/2021	(3)		6,528	62.75	7/5/2027
	7/6/2021	(5)					4,183	184,554
	7/6/2021	(5)					1,593	70,283
	7/30/2021	(6)							3,488	152,126

				6,528			5,776	254,837	3,488	152,126

Robert Mellor(12)	8/13/2019	(1)					2,575	113,609
	4/5/2021	(1)					554	24,442
	8/17/2021	(1)					2,351	103,726

							5,480	241,778

(1)	These RSAs vest over three years as follows: One-third of the awards on the yearly anniversary of the grant date.

(2)	Awards issued on April 5, 2021 was in connection with Mr. Broderick joining the Company.

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(3)	This option grant vests over four years as follows: One-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(4)	This award vests in one year on the anniversary of the grant.

(5)	These RSUs vest over four years as follows: One-quarter of the units on the yearly anniversary of the grant date.

(6)	These PSUs vest in three years if the Company achieves its return on invested capital goal established by the Board of Directors.

(7)	Award issued on September 30, 2019 was in connection with Mr. Rajkowski joining the Company.

(8)	Award issued on July 6, 2021 was in connection with Mr. Henson joining the Company.

(9)	These RSUs vest if the stock price is over $85 for 30 consecutive days.

(10)	These RSUs vest if the stock price is over $75 for 30 consecutive days.

(11)	These RSUs vest on the second anniversary of the grant.

(12)	The award granted to Mr. Mellor on 4/5/2021 was in recognition of his service as Interim CEO.

2022 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2022. The following table also shows all RSAs and RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2022:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael T. Broderick	—	—	—	—

Brian J. D’Ambrosia	45,000	329,100	1,399	89,607

Maureen E. Mulholland	4,000	39,600	426	27,390

Robert J. Rajkowski	—	—	680	43,037

Matt Henson	—	—	—	—

Robert E. Mellor	—	—	—	—

(1)

The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of RSUs that vested.

Monro, Inc. 401(k) Plan

The Company sponsors a profit-sharing plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Deferred Compensation Plan

The Company maintains the Monro, Inc. Executive Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets

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of the Company to the extent of their Plan benefits. The Plan was adopted on January 1, 2022. The prior Deferred Compensation Plan was frozen effective December 31, 2021, and remains in effect for deferrals made prior to the freeze date.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. The accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her annual deferral election. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)

Michael T. Broderick	3,500	1,167	17	—	4,684

Brian J. D’Ambrosia	11,883	5,902	4,323	—	115,052

Maureen E. Mulholland	12,240	6,086	5,654	—	142,743

Robert J. Rajkowski(5)	—	—	—	—	—

Matt Henson(5)	—	—	—	—	—

Robert E. Mellor (6)	—	—	—	—	—

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the 2022 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(3)	The portion of the amounts in this column in excess of 120% of the long-term applicable federal rate have been included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(4)

Of the total amounts shown in this column, only $91,045 of Mr. D’Ambrosia’s amount and $97,022 of Ms. Mulholland’s amount has been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. The total amounts include compensation for years when they were not one of our Named Executive Officers.

(5)	Mssrs. Rajkowski and Henson did not participate in the Deferred Compensation Plan for Fiscal 2022.

(6)	Mr. Mellor was not eligible to participate in the Deferred Compensation Plan as our interim CEO.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers (other than Mr. Mellor) upon termination of employment or a change in control of the Company under their employment arrangements or letter agreements and our other compensation programs in effect as of March 26, 2022. Specifically, compensation payable to each of our Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 26, 2022. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or

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distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination and amounts accrued and vested under our 401(k) Plan.

For Mr. Mellor, he ceased serving as our interim CEO in April 2021, and was not entitled to receive any compensation payable upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability, on March 26, 2022, the end of Fiscal 2022.

Payments Made Upon Any Termination

Regardless of the manner in which our Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement); and

•	amounts accrued and vested under the Company’s 401(k) and Nonqualified Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements or letter agreements entered into by us with Messrs. Broderick, D’Ambrosia, Rajkowski and Henson and Ms. Mulholland, in the event that the Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on our actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	all then-outstanding unvested time-vesting equity awards will immediately and automatically vest and be exercisable for 90 days; and

•	any performance vesting awards (PSUs) shall be eligible to vest provided the performance goals have been achieved.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had involuntarily been terminated without cause on March 26, 2022.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSAs or RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick(1)	700,000	560,000	—	1,916,926	—	3,176,926

Brian J. D’Ambrosia(1)	400,000	164,000	—	277,250	—	841,250

Maureen E. Mulholland(1)	340,000	136,667	—	162,053	—	638,719

Robert J. Rajkowski(1)	400,000	164,000	—	204,055	—	768,055

Matt Henson(1)	340,000	85,934	—	254,837	—	680,771

(1)	This assumes the ROIC metric for the performance period for their PSUs is not met.

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Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 26, 2022.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of our Named Executive Officers on March 26, 2022, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

all then-outstanding unvested options issued under the 2007 Stock Incentive Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death;

•	all unvested RSUs will vest in the case of death;

•	the executive will receive benefits under our disability plan or payments under our life insurance plan, as appropriate;

•	any performance vesting awards (PSUs) shall be eligible to vest on a pro-rata basis provided the performance goals have been achieved in the case of death;

•

in the case of death or disability of Messrs. Broderick and Henson, they shall be entitled to one year’s base salary payable on the six month anniversary of the executive’s death or as salary continuation for a year in the case of disability; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on our actual performance for such fiscal year and pro rata, to the date of his death or disability;

•

in the case of the death or disability of Mr. D’Ambrosia, he shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of his death or disability;

•

in the case of the disability of Messrs. Broderick, D’Ambrosia, and Henson they shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to them immediately prior to the termination event; and

•

in the case of the death or disability of Mr. Rajkowski or Ms. Mulholland, such executive shall be entitled to receive payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer (other than Mr. Mellor) had died on March 26, 2022.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	RSAs or RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick(1)	700,000	560,000	425,000	—	1,916,926	—	3,601,926

Brian J. D’Ambrosia(1)	300,000	164,000	425,000	—	277,250	—	1,166,250

Maureen E. Mulholland(1)	—	136,667	425,000	—	162,053	—	723,719

Robert J. Rajkowski(1)	—	164,000	425,000	—	204,055	—	793,055

Matt Henson(1)	340,000	85,934	425,000	—	254,837	—	1,105,771

(1)	This assumes the ROIC metric for the performance period for their PSUs is not met.

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Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer (other than Mr. Mellor) had been permanently disabled on March 26, 2022. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by our life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability ($)(1)	Stock Options ($)	Total ($)

Michael T. Broderick	700,000	560,000	218,654	1,023,706	—	2,502,360

Brian J. D’Ambrosia	300,000	164,000	15,912	1,458,337	—	1,938,249

Maureen E. Mulholland	—	136,667	—	1,251,053	—	1,387,719

Robert J. Rajkowski	—	164,000	—	724,534	—	888,534

Matt Henson	340,000	85,934	154,016	1,062,076	—	1,642,025

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer until he or she reaches the retirement age of 65.

Payments Made Upon a Change in Control

No benefits are provided solely upon a change in control. As discussed in detail in the CD&A above, the employment agreements and letter agreements that the Company entered into with Messrs. Broderick, D’Ambrosia, Rajkowski and Henson and Ms. Mulholland contain provisions regarding benefits payable in the event of an involuntary termination without cause or resignation for good reason within two years following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	two years’ base salary;

•

payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	all then-outstanding unvested options will immediately and automatically vest and be exercisable, for 90 days following such termination;

•	all then outstanding RSUs will immediately vest; and

•	any performance vesting awards (PSUs) shall be eligible to vest on a pro-rata basis provided the performance goals have been achieved.

In May 2009, the Committee adopted a policy that we will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

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Table of Potential Payments Upon Change in Control

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer had been involuntarily terminated without cause or resigned for good reason on March 26, 2022 within two years following a change in control.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick(1)	1,400,000	560,000	—	1,916,926	—	3,876,926

Brian J. D’Ambrosia(1)	800,000	164,000	—	277,250	—	1,241,250

Maureen E. Mulholland(1)	680,000	136,667	—	162,053	—	978,719

Robert J. Rajkowski(1)	800,000	164,000	—	204,055	—	1,168,055

Matt Henson(1)	680,000	85,934	—	254,837	—	1,020,771

(1)	This assumes the ROIC metric for the performance period for their PSUs is not met.

Equity Compensation Plan Information

As of March 26, 2022, we maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of our common stock, RSUs, PSUs and awards of restricted shares of our common stock. The following table contains information relating to such plans as of March 26, 2022.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	683,660(1)	$61.13(2)	839,842

Equity compensation plans not approved by security holders	—	—	—

Total	683,660	$61.13	839,842

(1)	This amount in column (a) includes shares potentially issuable upon settlement of 153,056 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.

(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Michael T. Broderick and Robert E. Mellor, each of whom served as our CEO during Fiscal 2022.

For Fiscal 2022, the median of the annual total compensation of all employees of the Company (other than our CEO) was $42,410. Since two individuals served as our CEO during Fiscal 2022, we combined the annual total compensation of each of Messrs. Broderick and Mellor pursuant to Instruction 10 to Item 402(u) of Regulation S-K in order to arrive at the annual total combined compensation of $4,554,904. Mr. Mellor’s annual total compensation does not include his

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Board compensation received after serving as our interim CEO. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2022 was 107 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 26, 2022 as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 8,300 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of March 28, 2021 through March 26, 2022 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 26, 2022, but who were not employed for all of Fiscal 2022. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2022 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided the CEO annual total compensation by our median employee’s annual total compensation.

We believe that our pay ratio for fiscal 2022 was impacted by our hiring Mr. Broderick as our CEO during such fiscal year. As described in the CD&A, in addition to the compensation granted to and earned by Mr. Broderick during fiscal 2022 for his services as CEO, his annual total compensation for fiscal 2022 reflects a special time-vesting RSU sign-on grant, which was in addition to our usual RSU grant. The inclusion of these one-time additional items for Mr. Broderick significantly increased his annual total compensation for fiscal 2022, and, consequently, our pay ratio for fiscal 2022.

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2022, the members of the Compensation Committee were Frederick M. Danziger, John L. Auerbach, Stephen C. McCluski and Robert E. Mellor (except from March 28, 2021 to April 6, 2021). Mr. Mellor served as the Company’s interim CEO from August 19, 2020 to April 6, 2021, and did not serve on the Compensation Committee during that period. None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During Fiscal 2022, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

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Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2022 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

John L. Auerbach

Stephen C. McCluski

Robert E. Mellor

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of May 28, 2022 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our Named Executive Officers; and

•	All directors and executive officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 33,345,581 shares issued and outstanding on May 28, 2022.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options
BlackRock, Inc.	Common Stock	5,217,929	(1)	—		15.6%
Wasatch Advisors, Inc.	Common Stock	2,489,057	(2)	—		7.5
The Vanguard Group	Common Stock	3,655,356	(3)	—		11.0
T. Rowe Price Associates, Inc.	Common Stock	3,814,040	(4)	—		11.4
Peter J. Solomon	Common Stock	214,399	(5),(6)	—		2.0
	Class C Preferred Stock	19,664	(7)	—		100.0
Donald Glickman	Common Stock	177,665	(6),(8)	—		*
Frederick M. Danziger	Common Stock	67,498	(6)	—		*
Robert E. Mellor	Common Stock	26,810	(6)	—		*
Michael T. Broderick	Common Stock	32,500		—		*
Stephen C. McCluski	Common Stock	12,510	(6)	—		*
Brian J. D’Ambrosia	Common Stock	10,712		11,664	(9)	*
Lindsay N. Hyde	Common Stock	11,310	(6)	—		*
John L. Auerbach	Common Stock	7,810	(6)	—		*
Leah C. Johnson	Common Stock	4,926	(6)	—		*
Maureen E. Mulholland	Common Stock	1,269		12,500	(10)	*
Robert J. Rajkowski	Common Stock	680		11,748	(11)	*
Matt Henson	Common Stock	—		3,076	(12)	*
All directors and executive officers as a group (13 persons)	Common Stock Class C Preferred Stock	568,089 19,664		38,988		3.2 100.0	%(13) %

*	Represents less than 1% ownership

(1)

Reported as of December 31, 2021, according to a statement on Schedule 13G, filed on January 27, 2022, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 5,174,282 shares and sole dispositive power with respect to 5,217,929 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)

Reported as of February 28, 2022, according to a statement on Schedule 13G, filed on March 10, 2022, by Wasatch Advisors, Inc. (“Wasatch”). Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(3)

Reported as of December 31, 2021, according to a statement on Schedule 13G, filed on February 9, 2022, by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to 0 shares, shared voting power with respect to 49,020 shares, sole dispositive power with respect to 3,576,718 shares and shared dispositive power with respect to 78,638 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

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(4)

Reported as of December 31, 2021, according to a statement on Schedule 13G, filed on February 14, 2022, by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power with respect to 1,116,672 shares and sole dispositive power with respect to 3,814,040 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

Includes 136,541 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(6)

Includes 2,895 shares of restricted stock granted on August 15, 2017, 1,828 shares of restricted stock granted on August 14, 2018, 1,661 shares of restricted stock granted on August 13, 2019, 2,575 shares of restricted stock granted on August 18, 2020, and 2,351 shares of restricted stock granted on August 17, 2021. These vest over three years and the shares have voting rights. Ms. Johnson’s restricted stock grants began on August 18, 2020, when she was added to the Board.

(7)

Includes 9,664 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 459,916 shares of Common Stock.

(8)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(9)

Includes 326 restricted stock units that will vest on June 5, 2022, and 793 restricted stock units that will vest on June 1, 2022, and will be convertible on a one-for-one basis into common stock on that date.

(10)

Includes 50 restricted stock units that will vest on June 5, 2022, and 283 restricted stock units that will vest on June 1, 2022, and will be convertible on a one-for-one basis into common stock on that date.

(11)	Includes 680 restricted stock units that will vest on June 1, 2022, and will be convertible on a one-for-one basis into common stock on that date.

(12)	Includes 1,444 restricted stock units that will vest on July 6, 2022, and will be convertible on a one-for-one basis into common stock on that date.

(13)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 2.1% of Common Stock deemed outstanding on May 28, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 26, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Michael T. Broderick filed one late Form 4 disclosing two transactions; John L. Auerbach filed one late Form 4 disclosing one transaction; Maureen E. Mulholland filed one late Form 4 disclosing two transactions; Brian D’Ambrosia filed one late Form 4 disclosing two transactions; Matt Henson filed one late Form 3 and one late Form 4 disclosing four transactions; and Nicholas P. Hawryschuk filed one late Form 4 disclosing two transactions.

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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 25, 2023.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since at least 1984. A representative of PWC will attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 25, 2023.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2022, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2022. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2022 and 2021 were:

	2022	2021

Audit Fees(1)	$1,034,000	$985,056

Audit-Related Fees(2)	3,132	1,944

Tax Fees(3)	290,000	—

All Other Fees(3)	303,000	—

Total Fees	$1,630,132	$987,000

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

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(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

(4)	“All Other Fees” are fees billed for any services not included in the first three categories, including services such as merger and acquisition due diligence.

Other than the fees reported above, PWC did not bill the Company for other services rendered during Fiscal 2022 and 2021. The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to oversee the Company’s financial accounting and reporting processes, internal controls and the audit of the Company’s financial statements.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 26, 2022, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 25, 2023.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Lindsay N. Hyde

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OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2023 Annual Meeting

Any shareholder who intends to present a proposal at our 2023 annual meeting of shareholders must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 9, 2023 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2023 annual meeting of shareholders pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 16, 2023 and no later than April 17, 2023, assuming that the 2023 annual meeting of shareholders is held on August 15, 2023, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2023 annual meeting of shareholders, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2023 annual meeting of shareholders. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2023 annual meeting of shareholders. For shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, see the “Corporate Governance Practices and Policies — Nominating Process” section above.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC now permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615 or by calling 585-647-6400. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2021, the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2022 at a total annual cost of $539,459 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The first

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excess policy layer is carried with Zurich American Insurance. The second excess policy layer is carried with Arch Insurance Company. The third excess policy layer is carried with Ace American Insurance Company, a subsidiary of Chubb. The policies cover all of the Company’s directors and executive officers.

Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financial-information.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland

Executive Vice President — Chief Legal Officer and Secretary

Rochester, New York

July 7, 2022

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MONRO, INC. ATTN: BRIAN D’AMBROSIA 200 HOLLEDER PKWY ROCHESTER, NY 14615

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 15, 2022 for shares held directly and by 11:59 p.m. Eastern Time on August 11, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRO2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 15, 2022 for shares held directly and by 11:59 p.m. Eastern Time on August 11, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D88545-Z82976-P76793	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONRO, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees for directors.			☐	☐	☐
1.	Elect five directors to Class 1 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2024 annual meeting of shareholders. Nominees:

	01) John L. Auerbach	04) Lindsay N. Hyde

	02) Michael T. Broderick	05) Leah C. Johnson

03) Donald Glickman

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 25, 2023.	☐	☐	☐
4.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 16, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 16, 2022:

The Notice, Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

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D88546-Z82976-P76793

MONRO, INC.

Annual Meeting of Shareholders

August 16, 2022 10:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael T. Broderick and Brian J. D’Ambrosia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONRO, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held solely by means of electronic communication at 10:00 AM, EDT on August 16, 2022, via the virtual meeting at www.virtualshareholdermeeting.com/MNRO2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side)